Exhibit 10(i)
WESTAMERICA BANCORPORATION and SUBSIDIARIES
Deferred Compensation Plan
1.	PURPOSE

The purpose of this plan is to allow selected executives and directors of Westamerica Bancorporation and Subsidiaries (hereinafter collectively referred to as the “Company”) to defer receipt of a portion of their compensation (“Compensation”) under the terms and conditions set forth herein.

2.	ELIGIBILITY

Persons eligible to participate in this Plan are any key employees or directors of the Company who have been designated as eligible to participate by the Chief Executive Officer of the Company.

3.	ELECTION TO DEFER SALARY
a)	Participants in the Plan (“Participants”) may elect to defer a portion of their compensation (up to a maximum of 100%) by executing a deferral agreement (“Deferred Compensation Agreement”) in the form attached as Exhibit A and delivering such agreement to the person designated by the Chief Executive Officer of the Company to administer the Plan (the “Plan Administrator”).

b)	Compensation deferral elections shall not be permitted unless an executed Deferred Compensation Agreement is delivered to the Plan Administrator no later than December 31 of the calendar year preceding the calendar year in which the Compensation subject to such deferral election is to be earned.

c)	Compensation deferral elections shall be in effect from the commencement date specified in the Deferred Compensation Agreement (which shall in no event be earlier than the date of such agreement) until the end of the period specified in the Deferred Compensation Agreement. A Participant may, with the consent of the Plan Administrator, make a new election to defer Compensation for a subsequent calendar year by delivering a new Deferred Compensation Agreement to the Plan Administrator before the start of such calendar year. Deferral elections shall be irrevocable in all respects, except that if a Participant executes and delivers a new Deferred Compensation Agreement to the Plan Administrator before the last date by which such deferral elections must be made under subparagraph 3(b), above, the latest such Deferred Compensation Agreement shall apply and any prior Deferred Compensation Agreement, to the extent inconsistent with such latest agreement, shall be without effect.

d)	Compensation deferred under this Plan shall be credited in the name of the Participant to an account (“Deferral Account”) established for that purpose on the Company’s books.

Compensation deferrals credited to such Deferral Account shall also be deemed credited with an amount equivalent to interest at the rate during the period of deferral as specified by the Chief Executive Officer and included in the Deferred Compensation Agreement. Participants shall be fully vested in the amounts credited to their Deferral Accounts at all times.
4.	PAYMENT OF DEFERRAL ACCOUNTS
a)	Each Participant shall specify in his or her Deferred Compensation Agreement the date when the amounts credited to his or her Deferral Account are to be distributed. Such amounts will be distributed to the Participant in a lump sum as soon as practicable after the specified date. A Participant may choose any of the following distribution dates:
(i.) the date the Participant reaches normal retirement age;

(ii.) the date the Participant terminates employment with the Company; or

(iii.) a specific date at least one year after the date the deferral election is made;
provided, however, that if a Participant terminates employment with the Company prior to the date specified in the Deferred Compensation Agreement, all amounts credited to the Participant’s Deferral Account shall be distributed in a lump sum as soon as practicable thereafter. If a Participant dies prior to distribution of his or her Deferral Account, amounts credited to that account shall be paid to the Participant’s beneficiary designated for purposes of the Company’s Group Term Life Insurance Plan.

b)	A Participant may withdraw amounts credited to his or her Deferral Account prior to the time when such amounts otherwise would be payable under subparagraph 4(a), above, only on account of hardship, and only if the distribution is necessary in light of immediate and heavy financial needs of the Participant. The amount of any hardship distribution shall not exceed the amount required to meet the need and any tax liability created by such distribution, and not reasonably available from other resources. The Participant shall submit a written request to the Plan Administrator, which shall certify as to the financial need and the availability of funds from other resources. The Plan Administrator shall have sole discretion to determine whether to make a hardship distribution from a Participant’s Deferral Account and to determine the amount of such distribution, if any. The Plan Administrator’s decision shall be final and binding on all interested parties.
5.	PLAN ADMINISTRATION
a)	This Plan shall be administered by the Plan Administrator.

b)	This Plan may be amended in any way or may be terminated, in whole or in part, at any time, in the discretion of the Chief Executive Officer of the Company. No amendment or termination of the Plan shall adversely affect the amount in any Deferral Account prior to or as of the effective date of such amendment or termination.
6.	PARTICIPANT AS UNSECURED CREDITOR
The amounts credited to the Participant’s Deferral Account are not held by the Company in a trust or escrow account and are not funded or secured by any specific assets. Neither the Participant nor his or her estate shall have any rights against the Company with respect to any portion of the Deferral Account except as a general unsecured creditor of the Company. The amounts credited to a Participant’s Deferral Account shall be subject to the claims of the Company’s general creditors. No Participant has an interest in his or her Deferral Account until the Participant actually receives payment of such account.
7.	NON-ALIENATION OF BENEFITS
No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.
8.	LIMITATION OF RIGHTS
Nothing in this Plan shall be construed to limit in any way the right of the Company to terminate a Participant’s employment at any time; nor shall it be evidence of any agreement or understanding, express or implied, that the Company (i) will employ a Participant in any particular position, (ii) will ensure participation in any incentive programs, or (iii) will grant any awards from such programs.
9.	APPLICABLE LAW
This Plan shall be construed and its provisions enforced and administered in accordance with the law of the State of California except as may otherwise be provided in the Employee Retirement Income Security Act of 1974.

WESTAMERICA BANCORPORATION

Date: November 23, 1993	By:	/s/ David L. Payne
David L. Payne
Chairman, President & CEO

EXHIBIT A
WESTAMERICA BANCORPORATION AND SUBSIDIARIES
DEFERRED COMPENSATION AGREEMENT
Parties to this Agreement:
     Westamerica Bancorporation and Subsidiaries, hereinafter collectively referred to as the “Company”.
     « EMPLOYEENAME », « EMPLOYEE TITLE » of the Company, hereinafter called the “Employee”
Date of this Agreement:
Witnesseth:
     In consideration of the mutual promises of the parties and mutual benefits they will gain by the performance thereof, and in accordance with the provisions of the Westamerica Bancorporation and Subsidiaries Deferred Compensation Plan, the parties agree as follows:
1.	The Employee agrees to continue to faithfully serve as an employee of the Company.

2.	The Company agrees to defer the payment of:
«DEFERRALCLAUSE»
3. The Company agrees to credit such deferred compensation to an account in the Employee’s name and credit the deferred balance of such account with an amount compounded semi-monthly at an annual rate of <<INTEREST_RATE>> in <<YEAR_OF_DEFERRAL>>, and at annual rates of interest established for the Deferred Compensation Plan in subsequent years.

The balance credited to such account shall be paid to the Employee following the Employee’s termination of employment in annual increments over a period of «INCREMENTYEARS» years, «BEGINNING».

If the Employee has qualified for life insurance funding of this Deferred Compensation, the additional benefits are described in Exhibit A-1 attached hereto, which includes beneficiary designation. Otherwise, if the Employee dies before he or she has received payment of his or her account, the Company shall pay the amounts credited to that account to his or her designated beneficiary under the Company’s Group Term Life Insurance Plan.
     4. This Agreement may be renewed upon the mutual consent of the Employee and the Company in accordance with the terms of the Plan.
     5. This Agreement shall be binding upon the parties, their heirs, executors, administrators and assigns, in accordance with the laws of the State of California. In the event of a merger, consolidation or reorganization involving the Company, this Agreement shall continue in force and become an obligation of the Company’s successor or successors.
     6. This Agreement creates no right in the Employee to continue as an employee of the Company for any specific length of time, nor does it create any other rights in the Employee or obligations on the part of the Company, except those set forth in this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

WESTAMERICA BANCORPORATION

By:
Human Resources Division Manager

EMPLOYEE

«EMPLOYEENAME», «EMPLOYEE_TITLE»